EXHIBIT 23.1


                            KYLE L. TINGLE, CPA , LLC






                                                                 August 13, 2007


To Whom It May Concern:



The firm of Kyle L. Tingle, Certified Public Accountant, LLC hereby consents to the inclusion of this report of July 23, 2007, accompanying the audited financial statements of Domain Registration, Corp., as of June 30, 2007 and December 31, 2006 in the Form 10QSB.


Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC




        P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
             Fax: (702) 436-4218, e-mail: ktingle@kyletinglecpa.com